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                                                                 EXHIBIT 23.10

                      CONSENT TO BE NAMED AS A DIRECTOR
                                      OF
                     ADVANCED COMMUNICATIONS GROUP, INC.

   The undersigned, Fentress Bracewell, hereby consents to be named as a director of Advanced Communications Group, Inc. (the "Company") in the Registration Statement on Form S-1 to be filed by the Company with the Securities and Exchange Commission.

Dated: October 8, 1997
                                                 /s/ Fentress Bracewell
                                          -----------------------------------
                                                   FENTRESS BRACEWELL